                                                                     EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                        GRAY COMMUNICATIONS SYSTEMS, INC.

                                                    Jurisdiction
                                                    ------------
      Name                                         of Incorporation
      ----                                         ----------------

The Albany Herald                                     Georgia
 Publishing Company, Inc.

The Rockdale Citizen                                  Georgia
 Publishing Company

WALB-TV, Inc.                                         Georgia

WJHG-TV, Inc.                                         Georgia

Gray Real Estate &                                    Georgia
 Development Company

WKXT Licensee Corp.                                   Delaware

WCTV Operating Corp.                                  Delaware

WKXT-TV, Inc.                                         Delaware

Gray Television                                       Delaware
 Management, Inc.

Gray Kentucky                                         Georgia
 Television, Inc.

The Southwest Georgia                                 Georgia
 Shopper, Inc.

WRDW-TV, Inc.                                         Georgia

KTVE, Inc.                                            Arkansas

Gray Transportation                                   Georgia
 Company, Inc.

WALB Licensee Corp.                                   Delaware

WJHG Licensee Corp.                                   Delaware

WKYT Licensee Corp.                                   Delaware

WRDW Licensee Corp.                                   Delaware

WYMT Licensee Corp.                                   Delaware